UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 20, 2011

Bridge Capital Holdings
(Exact name of registrant as specified in its charter)

California	000-50974	80-0123855
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Almaden Boulevard, Suite 200 San Jose, California	95113
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (408) 423-8500

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.          Other Events.

On April 20, 2011 the Company issued a press release disclosing information regarding the Company’s completion of the repurchase of a warrant held by the U. S. Treasury Department.  The 10-year warrant was issued on December 23, 2008 as part of the Company’s participation in the U.S. Treasury’s Capital Purchase Program, and entitled the Treasury to purchase 396,412 shares of Bridge Capital Holdings common stock at an exercise price of $9.03 per share. The Company paid a total of $1,395,000 to the Treasury to repurchase the warrant.  A copy of the press release is attached hereto as Exhibit 99.1.  Such information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any of our filings, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01.          Financial Statements and Exhibits

(c)	The exhibit list required by this Item is incorporated by reference to the exhibit index filed as part of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 20, 2011	Bridge Capital Holdings

	By:	/s/Thomas A. Sa
Thomas A. Sa
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

99.1	Press release dated April 20, 2011 announcing completion of the repurchase of a warrant held by the U. S. Treasury Department.